UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HF FOODS GROUP INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HF Foods Comments on Shareholder Filings and Upcoming Annual Meeting of Stockholders

HF Foods Proxy Materials Contain the Only Proper Business at the Annual Meeting

Stockholders Should Discard Proxy Materials Received from Raymond Ni or Affiliates

LAS VEGAS, May 8, 2023 — HF Foods Group Inc. (NASDAQ: HFFG), a leading food distributor to Asian restaurants across the United States (“HF Foods” or the “Company”), today commented on the filing of a preliminary proxy statement on behalf of the Irrevocable Trust for Raymond Ni, Weihui Kwok and Yuanyuan Wu (collectively “Raymond Ni”) and a related Schedule 13D/A with the U.S. Securities and Exchange Commission (the “SEC”) on May 5, 2023.

The two filings by Raymond Ni contain various material misstatements, inaccuracies, and omissions, and reflect a fundamental misunderstanding of Delaware corporate law. Among other things, Raymond Ni’s preliminary proxy statement purports to support the election of five individuals as directors at the upcoming combined 2022 & 2023 Annual Meeting of Stockholders of HF Foods (the “Annual Meeting”), none of whom are valid nominees for election to the Board of Directors of the Company for consideration at the Annual Meeting.

As previously announced, the deadline for stockholders to make a valid proposal or director nomination for consideration at the Annual Meeting was Monday, April 10, 2023. Raymond Ni’s nomination submission materials, which were first submitted on such date, were materially defective, and as such were invalid, under the Company’s bylaws. The nominating stockholders were informed of this determination on April 11, 2023, and have not challenged or contested that determination publicly or privately with the Company before Raymond Ni’s recent filing of the preliminary proxy statement and related Schedule 13D/A.

Accordingly, the only proper business before the Annual Meeting, which is scheduled for Thursday, June 1, 2023, at 12:00 p.m., Eastern Time, is as set out in the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 28, 2023 (the “Proxy Statement”). The Company filed the Proxy Statement with the SEC on April 28, 2023, and began mailing copies of the Proxy Statement to stockholders on or around such date.

Stockholders should disregard any statements and materials that purport to add, or solicit votes for, additional director nominations or other business to be acted upon at the Annual Meeting that is not currently included in the Company’s Notice of Annual Meeting, which is included in the Proxy Statement. HF Foods wishes to make clear that the Raymond Ni proxy statement and any related materials, including proxy cards, are not valid under Delaware law for use at the Annual Meeting, and cannot be used to solicit proxies in connection with the Annual Meeting and should be immediately discarded by stockholders.

The Company looks forward to the participation of stockholders at the Annual Meeting. HF Foods encourages stockholders to vote by proxy or attend the Annual Meeting virtually, as further described in the Proxy Statement, to ensure that your vote is received and counted.

About HF Foods Group Inc.

HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US, South America, and China. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, visit www.hffoodsgroup.com.

Forward-Looking Statements

All statements in this press release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “believes,” “intends,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks that the Company may not regain compliance with Nasdaq continued listing requirements relating to the Company’s annual meeting of stockholders within any applicable grace period, statements of assumption underlying any of the foregoing, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Important Additional Information and Where to Find It

The Company filed a definitive proxy statement on Schedule 14A and form of proxy card with the SEC on April 28, 2023 in connection with the solicitation of proxies for the Annual Meeting. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE PROXY CARD AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Company’s definitive proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with, or furnished by the Company to, the SEC without charge from the SEC’s website at www.sec.gov or the Company’s website at https://hffoodsgroup.com/investor-relations/.

Certain Information Regarding Participants in Solicitation

The Company, its directors, its executive officers and its nominees for election as director may be deemed participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the Annual Meeting, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, are set forth in the Company’s definitive proxy statement filed with the SEC on April 28, 2023 and other relevant documents filed, or to be filed, with the SEC.

Inquiries:

Investor Relations:

Phone: (404) 836—0852

Email: investors@hffoodsgroup.com

Media:

Dan Gagnier & Riyaz Lalani

Gagnier Communications

(646) 342-8087

hffg@gagnierfc.com